EXHIBIT 23.3

Data and Consulting Services

Division of Schlumberger Technology Corporation

Schlumberger

1310 Commerce Drive

Park Ridge 1

Pittsburgh, PA 15275-1011

Tel: 412-787-5403

Fax: 412-787-2906

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Data & Consulting Services Division of Schlumberger Technology Corporation hereby consents to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed on or about 14 July 2009 of all references to our firm’s name and audit of portions of Chesapeake Energy Corporation’s proved natural gas and oil reserves estimates as of 31 December 2008, as described in our letter to Chesapeake Energy Corporation dated 5 February 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K filed on 2 March 2009 and incorporated by reference in Registration Statement No. 333-155755. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-155755.

DATA & CONSULTING SERVICES DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer II, P.G., C.P.G., C.C.G.
Name:	Charles M. Boyer II, P.G., C.P.G., C.C.G.
Title:	Advisor, Unconventional Reservoirs

13 July 2009